Exhibit 99.1

Pareteum Announces Additional $3.75 Million Closing of Preferred Stock Offering

NEW YORK, NY – March 2, 2020 – Pareteum Corporation (Nasdaq: TEUM), a rapidly growing cloud communications platform company, today announced the issuance of $3.75 million shares of non-convertible 8% Series C Redeemable Preferred Stock at a purchase price of $100,000 per share, which is part of the Company’s previously announced offering of up to $20.0 million shares of non-convertible 8% Series C Redeemable Preferred Stock. The current round is incremental to the $5.0 million previously closed and the round was again led by the company’s largest shareholder group. The Company intends to use the net proceeds for working capital, to progress its financial restatements as well as for general corporate purposes and growth initiatives.

“This financing agreement further strengthens our balance sheet and provides capital to continue to execute on our restatement and growth, while delivering global cloud communication services to our customers,” said Bart Weijermars, Interim Chief Executive Officer of Pareteum. “Our products have significant traction in the market and we are pleased with the continued momentum. We remain focused on operating the business and are positioned to capitalize on a large and growing market opportunity.”

More information regarding the financing may be found on Form 8-K dated March 2, 2020 on file with the Securities and Exchange Commission.

About Pareteum Corporation:

Millions of people and devices are connected around the world using Pareteum’s Global Cloud Communications Platform, enhancing their mobile experience. Pareteum unleashes the power of applications and mobile services, bringing secure, ubiquitous, scalable, and seamlessly available voice, video, SMS/text messaging, and data, media and content enablement to our customers, making worldwide communications services easily and economically accessible to everyone. By harnessing the value of our cloud communications platform, Pareteum serves enterprises, communications service providers, early stage innovators, developers, IoT, and telecommunications infrastructure providers. Pareteum envisions a new mobile communications experience, imagining what is to come, while delivering now. Pareteum currently has offices in North America, South America, Spain, Bahrain, Singapore, India, Indonesia, Germany, Belgium, United Kingdom, Russia, and the Netherlands. For more information please visit: www.pareteum.com.

Forward Looking Statements:

Certain statements contained herein constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Pareteum’s plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about Pareteum’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of Pareteum may differ materially from the results expressed or implied by such forward-looking statements. These risks include, among other things (1) the Company’s ability to complete the offering as described herein, (1) the ability to complete the restatement of the affected financial statements and address any material weaknesses, the timing of the completion of necessary restatements, interim reviews and audits by the Company’s independent registered public accounting firm, (2) risks relating to the substantial costs and diversion of personnel’s attention and resources deployed to address the restatement of the affected financial statements and internal control matters, (3) the risk of litigation or regulatory action arising from the restatement of the affected financial statements, (4) the timing of the review by, and the conclusions of, the Company’s independent auditor regarding the restatement, (5) the ability of the Company to remediate any material weaknesses in internal control over financial reporting, (6) potential reputational damage that the Company may suffer as a result of the restatement of the affected financial statements, (7) the impact of the restatement of the affected financial statements on the value of the Company’s common stock, and (8) the risk that the filing of the restatement of the affected financial statements will take longer than anticipated. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Pareteum also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in Pareteum’s filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from Pareteum Corporation.

Media Inquiries:

Press@pareteum.com

Investor Relations Contact:

+1 646-810-2182

Investor.relations@pareteum.com